EXHIBIT 10.2
INVESTMENT MANAGEMENT AGREEMENT
This Investment Management Agreement (this “Agreement”), dated as of August 6, 2020 and effective as of the Effective Date (as defined in the Partnership Agreement (as defined below)), is by and between Third Point LLC d/b/a Third Point Insurance Portfolio Solutions, a Delaware limited liability company (the “Investment Manager”), and Third Point Reinsurance Ltd., a Bermuda company (“Holdco,” and together with any of its subsidiaries or Affiliates, and any successor or assignee thereto, including any acquirer of all or a substantial portion of its or any of its subsidiaries or Affiliates’ assets or stock by merger, amalgamation, reorganization, reconstitution, business combination or otherwise, the “Company”). All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.
WHEREAS, the Company desires that the Investment Manager provide discretionary and non-discretionary investment advice with respect to all of the investable assets of the Company other than such amounts as the Company may retain or withdraw from the Account from time to time for working capital cash management purposes (all of such assets, whether in a single or multiple accounts, are collectively referred to herein as the “Account”), in accordance with the terms and conditions set forth in this Agreement, and the Investment Manager wishes to accept such appointment on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:
1.Appointment of Investment Manager. On the terms and subject to the conditions set forth herein, the Company hereby appoints the Investment Manager as investment manager of the Account: (a) to make recommendations in respect of the appointment of sub-advisors to manage all or a portion of the Account’s assets (such portion of the Account allocated or to be allocated for management by the Sub-Advisors, the “Sub-Advisory Portfolio”), subject to the approval of the Company, negotiate advisory agreements and other terms of investment with Sub-Advisor(s), implement instructions given by the Company in respect of Sub-Advisor(s) and monitor and prepare reports in respect of each Sub-Advisor and its investments for the Account; and (b) to supervise and manage the investment and reinvestment of the Account’s assets outside of the Partnership and the Sub-Advisory Portfolio (such portion of the Account, the “Non-Sub-Advisory Portfolio”), in each case in accordance with and subject to the terms hereof (including the Investment Guidelines (as defined below)), and the Investment Manager accepts such appointment. For the avoidance of doubt, the Investment Manager shall have exclusive and discretionary authority solely in respect of the Non-Sub-Advisory Portfolio (subject to the Investment Guidelines) and shall not have any discretionary authority in respect of the Sub-Advisory Portfolio. In the course of providing the services contemplated by this Agreement, the Investment Manager shall act as a fiduciary and shall discharge its fiduciary duties and exercise each of its powers under this Agreement with the care, skill and diligence that a registered investment adviser, acting in a like capacity and familiar with insurance company matters, would use in the conduct of a like enterprise with like aims, taking into consideration the facts and circumstances then prevailing, and such fiduciary duties shall specifically include (but not be limited to) a duty: (i) to act with good faith; (ii) of loyalty to the Company; (iii) to provide full and fair disclosure of all material facts; (iv) to employ reasonable care to avoid misleading the Company; and (v) to act in a manner consistent with the Investment Guidelines.
2.Management Services; Duties of and Restrictions on Investment Manager; Sub-Advisors; Other Strategies.
(a)The Investment Manager will coordinate on a regular basis with, and take instruction from, the Chief Executive Officer of Holdco (the “CEO”), the Head of Investments (or similar title) of Holdco (if any), and the Investment Committee with respect to the management of the Account generally. For the avoidance of doubt, the Investment Manager’s responsibility hereunder shall be to execute on the investment strategy as determined by the Company.
(b)For the avoidance of doubt and without limiting the generality of the powers conferred upon it by Section 1, the Investment Manager shall be responsible for the investment and reinvestment of the assets of the Non-Sub-Advisory Portfolio, subject to the investment guidelines provided by the Company from time to time (as amended or supplemented from time to time by the Company, the “Investment Guidelines”). In connection therewith, the Investment Manager shall have full authority, solely in respect of the Non-Sub-Advisory Portfolio:
(i)to buy, sell, sell short, hold and trade, on margin or otherwise and in or on any market or exchange within or outside the United States or otherwise, preferred and common stock of domestic and foreign issuers, securities convertible into preferred or common stock of domestic and foreign issuers, debt securities of and/or loans to domestic and foreign governmental issuers (including federal, state, municipal, governmental sponsored agency, global and regional development bank and export-import bank issuers) and domestic and foreign corporate issuers, investment company securities, money-market securities, partnership interests, mortgage and asset backed securities, foreign currencies and currency forwards, futures contracts and options thereon, bank and debtor-in-possession loans, trade receivables, repurchase and reverse repurchase agreements, commercial paper, other securities, futures and derivatives (including equity, interest rate and currency swaps, swaptions, caps, collars and floors), asset hedging, rights and options on all of the foregoing and other investments, assets or property selected by the Investment Manager in its discretion, in each case to the extent permitted by the Investment Guidelines;
(ii)to open, maintain or close one or more sub-accounts with any Custodian (as defined below) pursuant to the applicable Custodial Agreement (as defined below);

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(iii)to transfer funds (by wire transfer or otherwise) or securities (by transfer via the Depository Trust & Clearing Corporation or otherwise) (A) between the Account’s Custodians (if more than one), (B) between sub-accounts maintained by any Custodian for the Account, (C) subject to Section 18(d), between the Account and any account owned by other clients of the Investment Manager or (D) to or from any brokers or dealers engaged by the Investment Manager on behalf of the Company in connection with the investments permitted herein;
(iv)to select and open, maintain, and close one or more trading accounts with brokers and dealers for the execution of transactions on behalf of the Company and to negotiate, enter into, execute, deliver, perform, renew, extend, and terminate all contracts, agreements, and other undertakings on behalf of the Company with brokers, dealers, prime brokers or other counterparties; and
(v)to effect such other investment transactions involving the assets in the Company’s name and solely for the Non-Sub-Advisory Portfolio, including without limitation, to execute swaps, futures, options, licenses, undertakings and similar instruments and other documents, agreements, contracts, powers of attorney, trust deeds, and the like and to enter into over-the-counter, exchange traded and other asset hedging and derivative transactions (including executing any and all contracts or agreements related thereto), with counterparties on the Company’s behalf as the Investment Manager deems appropriate from time to time in order to carry out the Investment Manager’s responsibilities hereunder.
(c)The Investment Manager and the Company will have a continual dialogue regarding the liquidity, regulatory, ratings-agency, tax and other considerations relating to the Company’s investment portfolio and will assist the Company in creating investment solutions that reflect such considerations. The Company, including the Investment Committee, and the Investment Manager shall review the Investment Guidelines periodically (not less than quarterly) to confirm whether amendments should be made to the same. If, due to a change in insurance laws and regulations applicable to investments of the Company (including one or more of Holdco’s subsidiaries or Affiliates, and any successor or assignee as described in the definition of “Company”) (“Applicable Investment Law”), the Company determines that the Investment Guidelines no longer conform to Applicable Investment Law, the Company may revise the Investment Guidelines in order to cause the Investment Guidelines to conform to Applicable Investment Law, and the Investment Manager shall take any actions necessary to bring the Non-Sub-Advisory Portfolio in compliance with the revised Investment Guidelines as soon as practicable but in any event no later than 15 Business Days after receiving the revised Investment Guidelines. Changes made by the Company to the Investment Guidelines that are not as a result of a change in Applicable Investment Law shall be implemented by the Investment Manager as promptly as practicable upon receipt of the amended Investment Guidelines from the Company.

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(d)In accordance with the Investment Manager’s proxy policies and procedures, the Investment Manager or its agent is authorized, but shall not be required, to vote, tender or convert any securities in the Non-Sub-Advisory Portfolio; to execute waivers, consents and other instruments with respect to such securities; to endorse, transfer or deliver such securities or to consent to any class action, plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities.
(e)The Investment Manager shall make recommendations to the Company regarding the appointment, retention and termination of Sub-Advisors to manage all or a portion of the Account’s assets (excluding the portion of such assets invested in the Partnership). As used herein, “Sub-Advisors” shall mean: (x) any sub-advisor recommended by the Investment Manager to the Company and approved by the Company in writing; and (y) any other sub-advisor selected by the Company (with Investment Manager’s input) to manage all or a portion of the Account’s assets. Each Sub-Advisor shall be listed on Schedule 2 hereof, which the Company may amend from time to time upon notice to the Investment Manager. With respect to each Sub-Advisor, the Investment Manager shall:
(i)negotiate (with the Company’s approval), or otherwise assist the Company with the negotiation of, any advisory agreement or similar agreement with such Sub-Advisor or any subscription agreement, side letter or similar agreement in respect of an investment by the Account in an investment fund managed by such Sub-Advisor (such agreements, the “Sub-Advisory Agreements”);
(ii)implement any instruction given by the Company in respect of such Sub-Advisor or any Sub-Advisory Portfolio asset managed by such Sub-Advisor;
(iii)if approved by the Company, open, maintain or close one or more sub-accounts with any Custodian pursuant to the applicable Custodial Agreement;
(iv)if approved by the Company, select and open, maintain, and close one or more trading accounts on behalf of the Company (to the extent such authority has not been otherwise delegated to the Sub-Advisor with the Company’s approval);
(v)if approved by the Company, transfer funds (by wire transfer or otherwise) or securities (by transfer via the Depository Trust & Clearing Corporation or otherwise) between the Account’s Custodians (if more than one), between sub-accounts maintained by any Custodian for the Account, or to the Sub-Advisor to pay any compensation or expense to the Sub-Advisor in accordance with the relevant Sub-Advisory Agreement; and
(vi)monitor the performance of the Sub-Advisor and prepare periodic and other reports in respect thereof in accordance with Section 16.

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For the avoidance of doubt, the Company shall have the sole and exclusive authority to make decisions regarding: (A) the appointment or termination of a Sub-Advisor (including any contributions to, and withdrawals from, any fund or account managed by a Sub-Advisor); (B) any increase or decrease in allocations made to a Sub-Advisor or any fund or account managed by a Sub-Advisor; and (C) any modification to the compensation or liquidity terms of an existing Sub-Advisory Agreement or any other modification that would meaningfully alter the terms of the relationship between the Company and such Sub-Advisor.
(f)If the Company determines that it wishes to invest a portion of the investable assets that are not invested in the Partnership in an alternative asset investment strategy, then the Company shall grant the Investment Manager a reasonable opportunity to make a presentation to it regarding its capabilities to manage the Company’s assets in such investment strategy, unless the Investment Committee reasonably determines that the Investment Manager does not have the capability to execute such investment strategy.
3.Compensation; Expenses.
(a)For the investment management services provided pursuant to this Agreement, the Company shall pay or cause to be paid to the Investment Manager a fixed management fee, payable monthly in advance, equal to 1/12 of 0.06% per month (6 basis points per annum) of the fair value of the assets of the Account that are not invested in the Partnership (the “Management Fee”), as of the beginning of each month. In the case of any contribution to the Account as of any day other than the first day of a calendar month or any withdrawal from the Account as of any day other than the last day of a calendar month, the Investment Manager shall prorate the Management Fee based on the number of days during such calendar month that the amount contributed or withdrawn is managed under this Agreement. In the case of a partial withdrawal as of any day other than the last day of a calendar month, the prepaid Management Fee attributable to the withdrawn amount shall be reimbursed to the Company, either by way of a refund to the Company or as an offset against future Management Fees payable under this Agreement. If this Agreement is terminated on any day other than the last day of a calendar month, any unearned portion of the prepaid monthly fee for the month in which this Agreement is terminated shall be refunded by the Investment Manager to the Company.
(b)Account Trading and Investment Expenses, Specified Investment Expenses (if any) and Specified Custodial Fees shall be paid by the Company out of the assets of the Account. For purposes of this Agreement, “Account Trading and Investment Expenses” shall mean all third-party, out-of-pocket brokerage fees, brokerage commissions and all other brokerage transaction costs, stock borrowing and lending fees, interest on cash balances, regulatory fees applicable to the Company in connection with specific investments made in the Account, if any, or taxes payable by the Company in respect of the Account, as well as the Account’s share of fees in connection with the use of proxy voting services and any other fees and expenses related to the trading and investment activity of the Account (including any compensation and expenses payable to

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any Sub-Advisor) as determined by the Investment Manager in good faith. “Specified Investment Expenses” shall mean third-party, out-of-pocket research and legal expenses incurred by the Investment Manager directly in respect of investments specifically requested by the Company or proposed by the Investment Manager and approved by the Company (such expenses shall not exceed an annual cap of $100,000 per annum without the Company’s approval). “Specified Custodial Fees” shall mean all custodial fees incurred during any calendar year relating to the assets managed in the Non-Sub-Advisory Portfolio but only to the extent such custodial fees do not exceed the amount equal to 0.01% (1 basis point) per annum of the fair value of the assets of the Account during any calendar year. All expenses, other than Account Trading and Investment Expenses, Specified Investment Expense (if any) and Specified Custodial Fees incurred by the Investment Manager in connection with its provision of services hereunder (including, without limitation, investment research expenses and expenses of any software, data and subscription services, expenses of any consultants or other professional advisors and administrative expenses) and custodial fees (only in excess of the Specified Custodial Fees) shall be borne by the Investment Manager.
(c)Any fees of any affiliate of the Investment Manager (an “Affiliated Sub-Advisor”) applicable to the Company’s investment in a product managed by such Affiliated Sub-Advisor shall be at rates no less favorable than the fees charged with respect to any third-party investor in the same product (or another product managed by such Affiliated Sub-Advisor with the same or substantially the same investment strategy); provided, that the aggregate amount of the Company assets invested in the Partnership and any other fund or product investing in core alternative strategies portfolios managed by the Investment Manager or its Affiliates (for the avoidance of doubt, not including amounts that are invested by the Company in the Account and subject to the Management Fee terms under Section 3(a)) is equal to, or greater than, the aggregate amount of such third-party investor’s assets under management by the Investment Manager and its Affiliates.
4.Custodian.
(a)The assets of the Account shall be held by one or more custodians, trustees or securities intermediaries duly appointed by the Company (each, a “Custodian”), in one or more accounts at each such Custodian pursuant to custodial, trust or similar agreements approved by the Company (each, a “Custodial Agreement”). Subject to Section 2(e)(iii), the Investment Manager may open new sub-accounts in respect of Account assets under any Custodial Agreement, and cause the assets of the Account to be held in such sub-accounts established with the applicable Custodian in accordance with such Custodial Agreement. Subject to Section 2(c), the Investment Manager is authorized to give instructions to each Custodian, in writing, with respect to all investment decisions regarding the Account. Nothing contained herein shall be deemed to authorize the Investment Manager to take or receive physical possession of any of the assets for the Account, it being intended that sole responsibility for safekeeping thereof (in such investments as the Investment Manager may direct) and the

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consummation of all purchases, sales, deliveries and investments made pursuant to the Investment Manager’s direction shall rest upon the Custodians. The Custodians may be changed from time to time upon the written instructions of the Company.
(b)The Company shall instruct each Custodian to send the Investment Manager duplicate copies of all Account statements given to the Company by the Custodian.
5.Brokerage. The Investment Manager shall exercise commercially reasonable efforts to secure the best execution in selecting brokers for transactions in the Company in respect of the Non-Sub-Advisory Portfolio. It is understood that the Investment Manager may cause the Company to pay a broker a commission in excess of the amount of commission that another broker would have charged if the Investment Manager determines in good faith that the commission paid is reasonable in relation to the value of the brokerage or research services provided viewed in terms of the overall responsibilities with respect to the accounts as to which the Investment Manager exercises investment discretion. Any “soft dollar” arrangement between the Investment Manager and a broker relating to commissions generated by the Account shall comply with Section 28(e) of the Securities Exchange Act of 1934, as amended. The Investment Manager shall provide such information regarding the brokers selected for the Account and the Account’s soft dollar arrangements and usage as the Company may request.
6.Limitation of Liability; Indemnification.
(a)The Investment Manager does not guarantee the future performance of the Account or any specific level of performance, the success of any investment decision or strategy that the Investment Manager may use, or the success of the Investment Manager’s recommendations in respect of the Sub-Advisory Portfolio or management of the Non-Sub-Advisory Portfolio. The Investment Manager does not provide any express or implied warranty as to the performance or profitability of the Account or any part thereof or that any specific investment objectives will be successfully met. The Company understands that investment recommendations or decisions made by the Investment Manager on behalf of the Account are subject to various market, currency, economic, political and business risks, and that those investment recommendations or decisions will not always be profitable.
(b)Neither the Investment Manager nor any Affiliate or any members, associates, directors, officers, employees or agents of the Investment Manager or any Affiliate (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) shall be liable to the Company for any act or omission based upon honest errors of judgment, negligence or other fault in connection with the business or affairs of the Company, so long as the action or failure to act does not constitute Disabling Conduct (including, without limitation, for the actions of any Sub-Advisor selected by the Investment Manager, except where the Indemnified Party acted with Disabling Conduct in the selection and engagement of such Sub-Advisor). As used herein, references to the

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Partnership Agreement in the definition of “Disabling Conduct” shall be replaced by references to this Agreement.
(c)The Investment Manager shall indemnify, defend, hold and save harmless the Company or any member, partner, shareholder, principal, director, officer, employee or agent of the Company (each, a “Company Party”) against any Losses resulting from the Investment Manager’s or any Indemnified Party’s Disabling Conduct in connection with performance of services hereunder. The Investment Manager will provide written notice to the Company promptly if the Investment Manager identifies any matter that would result in Disabling Conduct.
(d)The Company shall indemnify each Indemnified Party to the fullest extent permitted by Law and to hold each Indemnified Party harmless from and with respect to any Losses in connection with the performance of services hereunder, other than any Losses arising out of the Investment Manager’s or the Indemnified Party’s Disabling Conduct. Further, the Company’s obligations under this Section 6 shall not apply (x) with respect to Losses arising out of any unsuccessful claim, action or demand (excluding counterclaims) by any Indemnified Party against the Company, or (y) with respect to Losses arising out of any claim, action or demand arising out of or related to disputes among the Investment Manager or any of its Affiliates. U.S. federal securities laws, under certain circumstances, impose liability even on Persons that act in good faith, and the Company is not waiving any rights it may have to the extent that such liability may not be waived, modified or eliminated under applicable Law but shall be construed so as to effectuate the provisions of this Section 6 to the fullest extent permitted by Law.
7.Term; Termination.
(a)The term (the “Term”) of this agreement shall expire on the two-year anniversary of the Effective Date and shall automatically renew for successive one-year terms, unless either party terminates this Agreement in accordance with this Section 7.
(b)This Agreement may be terminated by the Company upon not less than 30 days’ prior written notice, effective as of the last day of the then-existing Term or as of any calendar month-end during such Term. Any decision to terminate the Agreement under this Section 7(b) shall be made with the recommendation of the CEO and the approval of the Investment Committee. If this Agreement is terminated pursuant to this Section 7(b) with effect as of any day other than the last day of the then-existing Term, then the Company shall pay the Investment Manager, within ten Business Days from the effective date of termination, an amount equal to the Management Fee that the Company would have been required to pay the Investment Manager through the last day of then-existing Term had the Agreement not terminated prior to such day (and assuming that the fair value of the assets of the Account, determined as of the effective date of the termination, would have been the same through the remainder of the then-existing Term).

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(c)This Agreement may be terminated by the Investment Manager as of any month-end provided that it has given the Company at least 120 days’ prior written notice of its intention to so terminate,
(d)This Agreement may be terminated by the Company, upon the recommendation of the CEO and with the approval of the Investment Committee, upon not less than five days’ prior written notice to the Investment Manager, following the occurrence of any Cause Event.
(e)This Agreement may be terminated by the Company, upon the recommendation of the CEO and with the approval of the Investment Committee, upon not less than 90 days’ prior written notice to the Investment Manager, (i) following the occurrence of any Key Person Event (other than a Key Person Event arising out of the Disability of Daniel S. Loeb) or (ii) following the occurrence of a Key Person Event arising out of the Disability of Daniel S. Loeb, provided that the Company submitted a withdrawal request to the Investment Manager following the Company’s receipt of written notice of the related Disability Onset.
(f)Termination of this Agreement shall not, however, affect liabilities and obligations incurred or arising from transactions initiated under this Agreement prior to the termination date (including, for the avoidance of doubt, the payment described in Section 5(b), if applicable), or consummation of any transactions initiated prior to the termination date. Following a notice to terminate, the Investment Manager shall work with the Company to effect a prompt and orderly transition of the Account; provided that, following the effective date of the termination, the Investment Manager will have no obligation to recommend any action with respect to, or to liquidate, the assets in the Account nor shall the Investment Manager be required to incur any out of pocket expense in respect of such liquidation.
8.Representations, Warranties and Covenants.
(a)Holdco represents and warrants to the Investment Manager as of the date hereof as follows:
1.the Company has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
2.this Agreement constitutes a binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;
3.the execution, delivery and performance of this Agreement by the Company do not violate (A) any law applicable to the Company, (B) any provision

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of the constituent documents of the Company, or (C) any agreement or instrument to which the Company is a party, except in each case for such violations as would not have a material adverse effect on the ability of the Company to perform its obligations under this Agreement;
4.no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Company in connection with the execution, delivery and performance of this Agreement other than those already obtained;
5.the Company is not an investment company (as that term is defined in the Investment Company Act of 1940, as amended) nor exempt from the definition of investment company by reason of Section 3(c)(1) of such Act;
6.the Company is a “qualified institutional buyer” (“QIB”) as defined in Rule 144A under the Securities Act of 1933, as amended, and the Company will promptly notify the Investment Manager if the Company ceases to be a QIB;
7.the Company is a “qualified eligible person” (“QEP”) as defined in Commodity Futures Trading Commission Rule 4.7 (“CFTC Rule 4.7”), and the Company will promptly notify the Investment Manager if the Company ceases to be a QEP, and hereby consents to be treated as an “exempt account” under CFTC Rule 4.7 by the Investment Manager or any Sub-Advisor, as the case may be;
8.the Company is a “qualified purchaser” (“QP”) as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended, and the Company will promptly notify the Investment Manager if the Company ceases to be a QP;
9.none of the assets contained in the Account are or will be “plan assets” of an employee benefit plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, and
10.the Company has adopted appropriate anti-money laundering policies and procedures consistent with the applicable requirements of the USA PATRIOT Act and any other applicable anti-money laundering laws and regulations.
Holdco shall promptly notify the Investment Manager in writing of any change in any of the foregoing representations and warranties.
(b)The Investment Manager represents and warrants, and with respect to clauses (vi)-(ix) below, covenants, to the Company as of the date hereof (and as of the Effective Date and during the term of this Agreement), as follows:

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(i)the Investment Manager has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder;
(ii)this Agreement constitutes a binding obligation of the Investment Manager, enforceable against the Investment Manager in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law;
(iii)the execution, delivery and performance of this Agreement by the Investment Manager do not violate (A) any law applicable to the Investment Manager, (B) any provision of the articles of incorporation or by-laws of the Investment Manager, or (C) any agreement or instrument to which the Investment Manager is a party, except in each case for such violations as would not have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement;
(iv)no consent of any person, and no license, permit, approval or authorization of, exemption by, report to, or registration, filing or declaration with, any governmental authority is required by the Investment Manager in connection with the execution, delivery and performance of this Agreement other than those already obtained;
(v)the Investment Manager is registered under the Investment Advisers Act of 1940, as amended, as an “investment adviser”;
(vi)the Investment Manager shall continue to be registered under the Investment Advisers Act of 1940, as amended, as an “investment adviser” for as long as this Agreement is in full force and effect or until this Agreement is otherwise terminated in accordance with Section 7;
(vii)the Investment Manager believes that it has sufficient resources and personnel in place with the necessary experience to perform the Investment Manager’s obligations under this Agreement;
(viii)the Investment Manager has established, and will maintain at all times during the term of this Agreement, appropriate operational and technological policies, systems and controls that are subject to regular review and testing and are consistent with prevailing industry practice and applicable laws, including, without limitation, appropriate business continuity and disaster recovery plans; and
(ix)the Investment Manager has policies in place to ensure that it complies with all applicable laws, regulatory requirements and guidelines as well as the Investment Guidelines and any other policy approved by the Company.
The Investment Manager shall promptly notify Holdco in writing of any change in any of the foregoing representations, warranties and covenants.

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9.Notices. All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, e-mail, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed as follows:
If to the Company:
Point House
3 Waterloo Lane
Pembroke HM 08
Bermuda
Attn: Janice R. Weidenborner
Email: janice.weidenborner@thirdpointre.bm
If to the Investment Manager:
Third Point LLC
55 Hudson Yards
New York, NY 10001
Email: legal@thirdpoint.com
Attention: Robin Brem
10.No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. This Agreement and the rights and obligations of each party hereunder shall not be assignable or delegable without the consent of the other parties hereto, except that the Investment Manager may assign its rights and obligations hereunder to an entity that controls, is controlled by or is under common control with the Investment Manager; provided that no assignment or delegation by the Investment Manager of its obligations hereunder to any party shall relieve the Investment Manager of, or otherwise affect, any of the Investment Manager’s obligations under this Agreement. For purposes of this Section 10, with respect to the Investment Manager, the term “assignment” shall have the meaning set forth in Section 202(a)(1) of the U.S. Investment Advisers Act of 1940, as amended.
11.Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law of such state or of any other jurisdiction. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.Venue. Any action, proceeding or claim relating in any way to, arising out of or concerning this Agreement or the Company’s affairs shall be brought and maintained exclusively in the Chancery Court of the State of Delaware, and each party irrevocably consents to the jurisdiction of such courts to the broadest extent possible for any such action, proceeding or claim and waives any objection to proceeding there that such party might have on the basis of inconvenient forum, improper venue, or otherwise;

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provided, that if the Chancery Court of the State of Delaware would not have or are found not to have subject matter jurisdiction over any action, proceeding or claim relating in any way to, arising out of or concerning this Agreement or the Company’s affairs, such action, proceeding or claim shall be brought and maintained exclusively in the Federal courts located in New York County, and each party irrevocably consents to the jurisdiction of such courts to the broadest extent possible for any such action, proceeding or claim and waives any objection to proceeding there that such party might have on the basis of inconvenient forum, improper venue, or otherwise.
13.Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the forgoing waiver and (ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.
14.Right to Audit; Onsite Inspections; Duty to Respond to Regulatory Inquiries. The Company and its representatives shall have the right, at its own expense, to conduct an audit of the relevant books, records and accounts of the Investment Manager related to the Account during normal business hours upon giving reasonable notice of their intent to conduct such an audit. In the event of such audit, the Investment Manager shall comply with the reasonable requests of the Company and its representatives and provide access to all books, records and accounts necessary to the audit. In addition, the Investment Manager acknowledges that the Company is subject to the regulatory and information requirements of Governmental Authorities (including the Bermuda Monetary Authority), and the Investment Manager shall allow onsite inspections as requested by any Governmental Authority or any external auditor of the Company; provide access to the Investment Manager’s books and records in respect of the Account as requested by any Governmental Authority or any external auditor of the Company; and cooperate with, and respond to any inquiries addressed directly to the Investment Manager by, a Governmental Authority. The Company shall reimburse the Investment Manager for its reasonable out-of-pocket costs and expenses incurred by the Investment Manager in connection with any audit by the Company, its representatives or external auditor or a Governmental Authority or any inquiries from a Governmental Authority or an external auditor of the Company.
15.Books and Records. The Investment Manager shall keep and maintain proper books and records wherein shall be recorded the business transacted by it on behalf of, in the name of, or on account of the Company in respect of the Account.

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16.Reports. The Investment Manager shall furnish the Company with such information and reports relating to the Account on a frequency and with such detail as the Company reasonably requests (including, without limitation, such information and reports as the Company may require to satisfy its regulatory obligations) and will monitor and report on performance of the Sub-Advisors. Without limiting the generality of the foregoing, the Investment Manager shall promptly notify the Company in writing of any development which may have a material impact on the Investment Manager’s ability to perform its obligations hereunder effectively and in compliance with applicable laws and regulatory requirements.
17.Force Majeure. No party to this Agreement shall be liable for damages resulting from delayed or defective performance when such delays or defects (i) arise out of causes beyond the control and (ii) are without the fault or gross negligence of the offending party. Such causes may include, but are not restricted to, acts of God or of the public enemy, terrorism, acts of the state in its sovereign capacity, fires, floods, earthquakes, power failure, disabling strikes, epidemics, quarantine restrictions and freight embargoes.
18.Non-Exclusive Dealings with and by Investment Manager Parties; Conflicts of Interest.
(a)Although nothing herein shall require the Investment Manager to devote its full time or any material portion of its time to the performance of its duties and obligations under this Agreement, the Investment Manager shall furnish continuous investment management services for the Account and, in that connection, devote to such services such of its time and activity (and the time and activity of its employees) during normal business days and hours as it shall reasonably determine to be necessary for the Account to achieve its investment objective(s); provided, however, that nothing contained in this Section 18(a) shall preclude the Investment Manager or its Affiliates from acting, consistent with the foregoing, either individually or as a member, partner, shareholder, principal, director, trustee, officer, official, employee or agent of any entity, in connection with any type of enterprise (whether or not for profit), regardless of whether the Company, Account or the Investment Manager or any of its Affiliates has dealings with or invests in such enterprise.
(b)The Company understands that the Investment Manager will continue to furnish investment management and advisory services to others, and that the Investment Manager shall be at all times free, in its discretion, to make recommendations to others which may be the same as, or may be different from those made to the Account. The Company further understands that the Investment Manager or any of its Affiliates may or may not have an interest in the securities whose purchase and sale the Investment Manager may recommend for the Non-Sub-Advisory Portfolio. Actions with respect to securities of the same kind may be the same as or different from the action which the Investment Manager or any of its Affiliates or other investors may take with respect thereto.

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(c)The Company agrees that the Investment Manager may refrain from rendering any advice or services concerning securities of companies of which any of the Investment Manager or any of its Affiliates are directors or officers, or companies as to which the Investment Manager or any of its Affiliates have any substantial economic interest or possesses material non-public information, unless the Investment Manager either determines in good faith that it may appropriately do so without disclosing such conflict to the Company or discloses such conflict to the Company prior to rendering such advice or services with respect to the Non-Sub-Advisory Portfolio.
(d)From time to time, when determined by the Investment Manager to be in the best interest of the Company, the Non-Sub-Advisory Portfolio may, with the prior written approval of the Company in respect of each transaction, purchase securities from or sell securities to another account (including, without limitation, public or private collective investment vehicles) managed, maintained or trusteed by the Investment Manager or an affiliate at prevailing market levels in accordance with applicable law and utilizing such pricing methodology determined to be fair and equitable to the Company in the Investment Manager’s good faith judgment.
19.Aggregation and Allocation of Orders. The Company acknowledges that circumstances may arise under which the Investment Manager determines that, while it would be both desirable and suitable that a particular security or other investment be purchased or sold for the account of more than one of the Investment Manager’s clients’ accounts, there is a limited supply or demand for the security or other investment. Under such circumstances, the Company acknowledges that, while the Investment Manager will seek to allocate the opportunity to purchase or sell that security or other investment among those accounts on a fair and equitable basis, the Investment Manager shall not be required to assure equality of treatment among all of its clients (including that the opportunity to purchase or sell that security or other investment will be proportionally allocated among those clients according to any particular or predetermined standards or criteria). Where, because of prevailing market conditions, it is not possible to obtain the same price or time of execution for all of the securities or other investments purchased or sold for the Non-Sub-Advisory Portfolio, the Investment Manager may average the various prices and charge or credit the Non-Sub-Advisory Portfolio with the average price.
20.Investment Manager Independent. For all purposes of this Agreement, the Investment Manager shall be deemed to be an independent contractor and shall have no authority to act for, bind or represent the Company or the Company’s shareholders in any way, except as expressly provided herein, and shall not otherwise be deemed to be an agent of the Company. Nothing contained herein shall create or constitute the Investment Manager and the Company as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall anything contained herein be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other person, except as expressly provided herein.

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21.Confidentiality. The parties hereto shall be subject to confidentiality provisions substantially similar to those set forth under Article XII of the Partnership Agreement.
22.Entire Agreement. This Agreement and that certain Third Amended and Restated Exempted Limited Partnership Agreement of Third Point Enhanced LP (the “Partnership”), dated August 6, 2020 and effective as of the Effective Date (as may be amended, restated or supplemented from time to time, the “Partnership Agreement”) entered into between the Company and Third Point Advisors LLC, a Delaware limited liability company and Affiliate of the Investment Manager, together, constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. There are no understandings between the parties with respect to the subject matter of this Agreement other than as expressed herein and therein.
23.Severability. To the extent this Agreement may be in conflict with any applicable law or regulation, this Agreement shall be construed to the greatest extent practicable in a manner consistent with such law or regulation. The invalidity or illegality of any provision of this Agreement shall not be deemed to affect the validity or legality of any other provision of this Agreement.
24.Survival. The provisions of Sections 3, 6, 9, 11, 12, 13, 21, 22 and this Section 24 shall survive the termination of this Agreement.
25.Counterparts; Amendment. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may not be modified or amended, except by an instrument in writing signed by the party to be bound or as may otherwise be provided for herein.
26.Business Day. For the purpose of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions are authorized or required by law or executive order to close in New York, New York.
[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date and year first above written.
THIRD POINT LLC

By: /s/ Josh Targoff
Name: Josh Targoff
Title:  Partner, COO and General Counsel
THIRD POINT REINSURANCE LTD.

By: /s/ Josh Targoff
Name: Josh Targoff
Title: Chairman of the Board of Directors
By: /s/ Sid Sankaran
Name: Sid Sankaran
Title: Director

[Signature Page – Account IMA]
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Schedule 1

Investment Guidelines

Capitalized terms used but not otherwise defined in these Investment Guidelines have the meanings ascribed to such terms in the Investment Management Agreement.

1.
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Schedule 2

Approved Sub-Advisors

1.[TO BE COMPLETED BY THE COMPANY]
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